News Release

Exhibit 99.1

Acuity Brands Reports Record Fiscal 2014 Fourth Quarter and Full-Year Results
Fourth Quarter Net Sales Rise 15 Percent and Diluted EPS Increases 22 Percent

ATLANTA, October 1, 2014 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced record fourth quarter and fiscal year net sales and diluted earnings per share (“diluted EPS”). Fiscal 2014 fourth quarter net sales of $668.7 million increased $88.9 million, or 15 percent, compared with the year-ago period. Fiscal 2014 fourth quarter net income of $54.8 million increased 22 percent compared with $44.9 million reported in the prior-year period. Diluted EPS for the fourth quarter of fiscal 2014 also increased 22 percent to a record $1.26 compared with $1.03 reported for the prior-year period.
Fiscal 2014 net sales of $2,393.5 million increased $304.4 million, or 15 percent, compared with $2,089.1 million for the prior-year period. Net income for fiscal 2014 was $175.8 million compared with $127.4 million for fiscal 2013, an increase of 38 percent. Diluted EPS for fiscal 2014 was $4.05 compared with $2.95 for the year-ago period, an increase of 37 percent.
Cash and cash equivalents at the end of fiscal 2014 totaled $552.5 million, an increase of $193.4 million since the beginning of the fiscal year. Net cash provided by operating activities totaled $233.1 million for fiscal 2014 compared with $132.3 million for the year-ago period. The year-over-year improvement reflects higher net income and lower working capital requirements as compared with the prior-year period.
Vernon J. Nagel, Chairman, President and Chief Executive Officer of Acuity Brands, commented, “We are extremely pleased to report record fourth quarter and full year results. We believe our record results reflect our ability to provide customers truly differentiated value with our industry-leading portfolio of innovative lighting and control solutions along with superior service. The year-over-year increase in fourth quarter net sales reflects continued favorable trends in our order rates as well as the continued adoption of LED lighting solutions, which nearly doubled over the prior year. Sales of LED-based lighting solutions represented approximately 40 percent of our total fourth quarter net sales.”
Mr. Nagel continued, “Our record fiscal 2014 full-year results reflect our ability to leverage our fixed investment base as demonstrated by the improvements in our annual gross profit margin to 40.9 percent and adjusted operating profit margin to 12.2 percent. Further, if one adjusts for the impact of the meaningful increase in our variable employee incentive compensation expense due to the strong fourth quarter and fiscal year performance, the

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variable contribution rate on the year-over-year increase in net sales for the fourth quarter and full-year would have been 31 percent and 25 percent, respectively. Further, assuming we continue to generate similar year-over-year improvement in performance in the future, this “pay-for-performance” expense would be already incorporated into our cost structure.”
Fiscal 2014 Fourth Quarter Results
The growth in fiscal 2014 fourth quarter net sales was due primarily to a nearly 17 percent increase in sales volume, partially offset by the impact of an unfavorable change in product prices and the mix of products sold (“price/mix”) of one percentage point and the impact of an unfavorable change in foreign currency rates of approximately one-half percentage point. The Company experienced sales growth across most product categories and in virtually all key sales channels. The Company estimated that the unfavorable price/mix in the current quarter compared with the year-ago period was due primarily to a reduction in the sales price of certain LED luminaries reflecting the continued decline in the cost of purchased LED components.
Operating profit for the fourth quarter of fiscal 2014 was $90.7 million, or 13.6 percent of net sales, compared with prior year’s $78.2 million, or 13.5 percent of net sales. The Company recorded an incremental expense of $15 million for variable employee incentive compensation in the fourth quarter of fiscal 2014 compared with the prior-year period as a result of the significant year-over-year increase in operating performance for both the quarter and full fiscal year. The effective tax rate for the fourth quarter of fiscal 2014 was 33.2 percent compared with 36.1 percent for the prior-year period. The lower effective tax was due primarily to favorable adjustments for certain discrete items.
Fiscal 2014 Full Year Results
Operating profit for fiscal 2014 was $299.1 million compared with $221.5 million for the year-ago period, an increase of 35 percent. Adjusted operating profit for fiscal 2014 increased $46.6 million to $293.1 million, or 12.2 percent of net sales, compared with prior year’s adjusted operating profit of $246.5 million, or 11.8 percent of net sales. The Company recorded an incremental expense of $30 million for variable employee incentive compensation in fiscal 2014 compared with the year-ago period as a result of the significant improvement in operating performance. Adjusted diluted EPS for fiscal 2014 was $3.97, an increase of 20 percent compared with fiscal 2013 adjusted diluted EPS of $3.31.
Adjusted operating profit and adjusted diluted EPS for fiscal 2014 exclude the impact of $5.8 million, or $0.08 diluted EPS, of pre-tax fraud-related recoveries received in the current fiscal

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year that partially offset the $8.1 million pre-tax loss incurred in the prior year as a result of fraud perpetrated at a freight payment and audit service firm formerly retained by the Company. Adjusted operating profit and adjusted diluted EPS for fiscal 2013 exclude the impact of an $8.5 million, or $0.12 diluted EPS, pre-tax special charge related to streamlining activities, $8.4 million, or $0.12 diluted EPS, of temporary manufacturing inefficiencies related to production moves, and an $8.1 million, or $0.12 diluted EPS, pre-tax loss resulting from the freight service provider fraud.
Outlook
Mr. Nagel commented, “We remain very bullish about our prospects for future profitable growth. Third-party forecasts as well as key leading indicators suggest that the growth rate for the North American lighting market, which includes renovation and retrofit activity, will be in the mid-to-upper single digit range for fiscal 2015 with expectations that overall demand in our end markets will continue to experience solid growth over the next several years. Our order rates through the month of September reflect this favorable trend. Further, we expect to continue to outperform the growth rates of the markets we serve due to benefits from growing renovation and tenant improvement projects, further expansion in underpenetrated geographies and channels, and growth from the introduction of new products and lighting solutions. In fiscal 2015, we intend to invest in capital expenditures totaling approximately two percent of net sales, and we estimate our annual tax rate to be approximately 35.5 percent before any discrete items, assuming the tax rates in our taxing jurisdictions remain generally consistent throughout year.”
Mr. Nagel concluded, “We believe the lighting and lighting-related industry will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront along with emerging opportunities for digital lighting to play a key role in the Internet of Things. We believe we are well positioned to fully participate in this exciting industry.”
The independent registered public accounting firm’s audit report with respect to the Company’s fiscal year-end financial statements will not be issued until the Company completes its annual report on Form 10-K, including its evaluation of the effectiveness of internal controls over financial reporting. Accordingly, the financial results reported in this earnings release are preliminary pending completion of the audit.

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Non-GAAP Financial Measures
This news release and accompanying financial tables contain non-GAAP financial measures such as “adjusted gross profit”, “adjusted gross profit margin”, “adjusted selling, distribution, and administrative expenses”, “adjusted operating profit”, “adjusted operating profit margin”, “adjusted net income”, and “adjusted diluted EPS”. These measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. Management believes that the adjusted financial measures enhance the reader’s overall understanding of the Company's current financial performance compared with the year-ago period and prospects for the future.
A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.
Conference Call
As previously announced, the Company will host a conference call to discuss fourth quarter and full year results today, October 1, 2014, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world’s leading providers of lighting solutions for both indoor and outdoor applications. With fiscal year 2014 net sales of $2.4 billion, Acuity Brands employs approximately 7,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company’s lighting solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Tersen®, Sunoptics®, Sensor Switch®, Lighting Control & Design™, Synergy® Lighting Controls, Pathway Connectivity™, Dark to Light®, ROAM®, RELOC® Wiring Solutions, acculamp® and eldoLED®.

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Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “should”, “suggests”, “remain”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: prospects for future profitable growth; third-party forecasts of a mid-to-upper single digit growth rate for the North American lighting market during the remainder of calendar 2014 with expectations that overall demand in our end markets will continue to gradually improve over the next several years; expectation that opportunities exist that will allow the Company to outperform the growth rates of the markets it serves; intentions to invest in capital expenditures in fiscal 2015 totaling approximately two percent of net sales and estimated annual tax rate of 35.5 percent before any discrete items assuming tax rates in taxing jurisdictions remain generally consistent throughout the year; and expectation of solid growth over the next decade for the lighting and lighting-related industry and the Company’s position to fully participate. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2013. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	August 31,
	2014
	(Preliminary)	2013
ASSETS
Current Assets:
Cash and cash equivalents	$552.5	$359.1
Accounts receivable, less reserve for doubtful accounts of $1.9 and $1.5 as of August 31, 2014 and August 31, 2013, respectively	373.4	318.3
Inventories	212.0	203.0
Deferred income taxes	21.5	13.6
Prepayments and other current assets	27.3	19.5
Total Current Assets	1,186.7	913.5
Property, Plant, and Equipment, net	152.5	147.9
Other Long-Term Assets	828.9	842.4
Total Assets	$2,168.1	$1,903.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$287.4	$249.5
Other accrued liabilities	183.1	136.7
Total Current Liabilities	470.5	386.2
Long-Term Debt	353.6	353.6
Other Long-Term Liabilities	180.5	170.5
Total Stockholders’ Equity	1,163.5	993.5
Total Liabilities and Stockholders’ Equity	$2,168.1	$1,903.8

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per-share data)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2014		2014
	(Preliminary)	2013	(Preliminary)	2013
	(Unaudited)
Net Sales	$668.7	$579.8	$2,393.5	$2,089.1
Cost of Products Sold	385.2	342.5	1,414.3	1,251.5
Gross Profit	283.5	237.3	979.2	837.6
Selling, Distribution, and Administrative Expenses	192.8	158.8	680.3	607.6
Special Charge	—	0.3	(0.2)	8.5
Operating Profit	90.7	78.2	299.1	221.5
Other Expense (Income):
Interest expense, net	8.0	7.8	32.1	31.2
Miscellaneous expense (income), net	0.7	0.1	1.3	(2.8)
Total Other Expense	8.7	7.9	33.4	28.4
Income before Provision for Income Taxes	82.0	70.3	265.7	193.1
Provision for Income Taxes	27.2	25.4	89.9	65.7
Net Income	$54.8	$44.9	$175.8	$127.4
Earnings Per Share:
Basic Earnings per Share	$1.27	$1.04	$4.07	$2.97
Basic Weighted Average Number of Shares Outstanding	42.9	42.4	42.8	42.2
Diluted Earnings per Share	$1.26	$1.03	$4.05	$2.95
Diluted Weighted Average Number of Shares Outstanding	43.2	42.7	43.0	42.5
Dividends Declared per Share	$0.13	$0.13	$0.52	$0.52

Comprehensive Income:
Net income	$54.8	$44.9	$175.8	$127.4
Other Comprehensive Income/(Expense) Items:
Foreign currency translation adjustments	(2.1)	(2.0)	0.7	(1.9)
Defined benefit pension plans, net of tax	(11.9)	23.8	(10.0)	24.0
Other Comprehensive Income/(Expense), net of tax	(14.0)	21.8	(9.3)	22.1
Comprehensive Income	$40.8	$66.7	$166.5	$149.5

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Twelve Months Ended
	August 31,
	2014
	(Preliminary)	2013
Cash Provided by (Used for) Operating Activities:
Net income	$175.8	$127.4
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	43.4	40.8
Share-based compensation expense	17.7	16.5
Excess tax benefits from share-based payments	(10.4)	(8.6)
(Gain) loss on the sale or disposal of property, plant, and equipment	0.3	(2.5)
Asset impairments	0.1	0.3
Deferred income taxes	(0.2)	6.5
Change in assets and liabilities, net of effect of acquisitions, divestitures and effect of exchange rate changes:
Accounts receivable	(55.4)	(54.8)
Inventories	(9.0)	(6.5)
Prepayments and other current assets	(6.6)	1.9
Accounts payable	37.6	15.2
Other current liabilities	59.8	7.7
Other	(20.0)	(11.6)
Net Cash Provided by Operating Activities	233.1	132.3
Cash Provided by (Used for) Investing Activities:
Purchases of property, plant, and equipment	(35.3)	(40.6)
Proceeds from sale of property, plant, and equipment	1.0	7.6
Acquisitions of businesses and intangible assets	—	(25.5)
Net Cash Used for Investing Activities	(34.3)	(58.5)
Cash Provided by (Used for) Financing Activities:
Proceeds from stock option exercises and other	8.4	14.9
Excess tax benefits from share-based payments	10.4	8.6
Dividends paid	(22.5)	(22.4)
Other financing activities	(2.6)	—
Net Cash Provided by (Used for) Financing Activities	(6.3)	1.1
Effect of Exchange Rate Changes on Cash	0.9	(0.3)
Net Change in Cash and Cash Equivalents	193.4	74.6
Cash and Cash Equivalents at Beginning of Period	359.1	284.5
Cash and Cash Equivalents at End of Period	$552.5	$359.1

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ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures:

(In millions, except earnings per share data)	Three Months Ended
	August 31,
	2014		2013
	(Preliminary)	% of Sales		% of Sales
Net Sales	$668.7		$579.8

Operating Profit (GAAP)	$90.7	13.6%	$78.2	13.5%
Add-Back: Special Charge	—		0.3
Adjusted Operating Profit (Non-GAAP)	$90.7	13.6%	$78.5	13.5%

Net Income (GAAP)	$54.8		$44.9
Add-Back: Special Charge, net of tax	—		0.2
Adjusted Net Income (Non-GAAP)	$54.8		$45.1

Diluted Earnings Per Share (GAAP)	$1.26		$1.03
Add-Back: Special Charge, net of tax	—		—
Adjusted Diluted Earnings Per Share (Non-GAAP)	$1.26		$1.03

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(In millions, except earnings per share data)	Twelve Months Ended
	August 31,
	2014		2013
	(Preliminary)	% of Sales		% of Sales
Net Sales	$2,393.5		$2,089.1

Gross Profit (GAAP)	$979.2	40.9%	$837.6	40.1%
Add-Back: Manufacturing Inefficiencies Related to Facility Closing	—		8.4
Adjusted Gross Profit (Non-GAAP)	$979.2	40.9%	$846.0	40.5%

Selling, Distribution, and Administrative Expenses (GAAP)	$680.3	28.4%	$607.6	29.1%
Add-back/(Less): Freight service provider fraud-related recovery/(expense)	$5.8		$(8.1)
Adjusted Selling, Distribution and Administrative Expenses (Non-GAAP)	$686.1	28.7%	$599.5	28.7%

Operating Profit (GAAP)	$299.1	12.5%	$221.5	10.6%
Add-Back: Manufacturing Inefficiencies Related to Facility Closing	—		8.4
(Less)/Add-Back: Freight service provider fraud-related (recovery)/expense	(5.8)		$8.1
Add-Back: Special Charge	(0.2)		8.5
Adjusted Operating Profit (Non-GAAP)	$293.1	12.2%	$246.5	11.8%

Net Income (GAAP)	$175.8		$127.4
Add-Back: Manufacturing Inefficiencies Related to Facility Closing, net of tax	—		5.2
(Less)/Add-Back: Freight service provider fraud-related (recovery)/expense, net of tax	(3.6)		5.0
Add-Back: Special Charge, net of tax	(0.1)		5.5
Adjusted Net Income (Non-GAAP)	$172.1		$143.1

Diluted Earnings Per Share (GAAP)	$4.05		$2.95
Add-Back: Manufacturing Inefficiencies Related to Facility Closing, net of tax	—		0.12
(Less)/Add-Back: Freight service provider fraud-related (recovery)/expense, net of tax	(0.08)		$0.12
Add-Back: Special Charge, net of tax	—		0.12
Adjusted Diluted Earnings Per Share (Non-GAAP)	$3.97		$3.31

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Contact:
Dan Smith, 404-853-1423
dan.smith@acuitybrands.com